EXHIBIT 10.1

AMENDMENT NUMBER TWO
TO THE
EMPLOYMENT AGREEMENT BETWEEN
PARKWAY PROPERTIES, INC. AND JAMES R. HEISTAND

This AMENDMENT NUMBER TWO (the “Amendment”) is dated as of July 7, 2016 and is entered into by and between Parkway Properties, Inc. (the “Company”) and James R. Heistand (the “Executive”).

WHEREAS, the Company and the Executive have entered into an Employment Agreement, dated July 8, 2013 and as previously amended June 15, 2015 (the “Employment Agreement”), the term of which will expire on July 8, 2016;

WHEREAS, pursuant to that certain Agreement and Plan of Merger, by and among the Company, Parkway Properties LP, Cousins Properties Incorporated (“Cousins”), and Clinic Sub Inc., dated as of April 28, 2016 (the “Merger Agreement”), Clinic Sub Inc. and the Company will combine through a stock-for-stock merger, followed by a spin-off (the “Spin-Off”) of the Houston-based assets of both Cousins and the Company into a new publicly-traded real estate investment trust, which we refer to as “New Parkway”;

WHEREAS, the parties to the Merger Agreement expect that the Executive will become the President and Chief Executive Officer of New Parkway in connection with the Spin-Off, and the Company and the Executive now mutually desire to extend the term of the Employment Agreement; and

WHEREAS, Section 13(c) of the Employment Agreement provides that the Employment Agreement may be amended by an instrument in writing signed by the Company and the Executive.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1 of the Employment Agreement, entitled “Effective Date and Term; Termination of the CIC Agreement” is hereby deleted in its entirety and replaced with the following:

The Executive shall be employed by the Company for the period commencing as of the date hereof (the “Effective Date”) and ending on the third anniversary of the Effective Date (the “Initial Term”); provided that (i) the Initial Term shall automatically extend for nine additional months and shall end on April 8, 2017 (the “Extension”) and (ii) such period may be further extended by mutual agreement of the parties hereto on or before April 8, 2017 (the Initial Term, the Extension, and any such agreed upon extension, the “Term”). From and after the Effective Date, the CIC Agreement shall terminate and will cease to have any further force and effect.

2.	Except as expressly amended hereby, the terms of the Employment Agreement shall be and remain unchanged, and the Employment Agreement as amended hereby shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment effective as of the date first written above.

EXECUTIVE

/s/ James R. Heistand
James R. Heistand

PARKWAY PROPERTIES, INC.

By: /s/ Jeremy R. Dorsett
Name: Jeremy R. Dorsett Title: Executive Vice President and General Counsel

By: /s/ David R. O’Reilly
Name: David R. O’Reilly Title: Executive Vice President and Chief Financial Officer

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